EXHIBIT 99.1

STOCK PURCHASE AGREEMENT

Between

CERTIFIED SERVICES, INC.

and

KENNETH I. TOBEY, INC.

Dated as of August 2, 2004

STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 2nd day of August, 2004, by and among Kenneth I. Tobey, Inc., a Washington corporation, (the "Company"), the holders of all of the Company's issued and outstanding capital stock (collectively, the "Sellers") and Certified Services, Inc., a publicly-owned Nevada corporation (the "Purchaser"). Certain capitalized terms used herein are defined in Article I.

W I T N E S S E T H:

     WHEREAS, Purchaser is a corporation organized under the laws of the State of Nevada with a class of securities registered under the Securities Act of 1933, as amended (the "Act");

     WHEREAS, the Company is a licensed managing general agent, conducting a full line insurance agency and brokerage business engaged in the insurance brokerage business and other, related services;

     WHEREAS, Purchaser is a holding company of operating entities engaged in the operation of providing human resource related services including procuring worker's compensation coverage for co-employers; and

     WHEREAS, Purchaser wishes to buy and Seller wishes to sell all of the issued and outstanding shares of the Company's capital stock (the "Tobey Shares"), in exchange for Two Million Dollars ($2,000,000) and Two Hundred Thousand (200,000) newly-issued shares of the Purchaser's common stock, par value $.001 per share (the "Share Consideration") (the "Transaction");

     WHEREAS, the Seller and the Purchaser and the Seller desire to consummate the Transaction under the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, and for good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

     1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

     "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person.

     "Agreement" means this Agreement, including the Disclosure Schedule and all other exhibits and schedules hereto, as it and they may be amended from time to time in accordance herewith or therewith, as applicable.

     "Assets" means all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in the most recent Financial Statements, that are owned or possessed by the Seller.

     "Authority" means any federal, state, provincial or local governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any public, private or industry regulatory authority, whether foreign or domestic, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable law, statute, regulation, order or decree.

     "Balance Sheet" means the unaudited balance sheet of the Company as of June 30, , 2004.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

       "Closing" means the consummation of the transactions contemplated herein.

       "Closing Date" means August 2, 2004.

       "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means information which constitutes Evaluation Material as defined in the Confidentiality Agreement.

      "Contract" means any contract, lease, agreement, indenture, mortgage, note or bond, whether written or oral.

      "Customer(s)" or "Customer Base" means, as of the relevant date, the existing customer(s) of Seller which are receiving service from Seller in the states as set forth on Exhibit B.

     "Disclosure Schedule" means the Disclosure Schedule delivered by the Seller to Purchaser on the date of this Agreement, as amended, modified or supplemented.

      "Dispute" has the meaning set forth in Section 10.6.

     "Dollars" or numbers preceded by the symbol "$" means amounts in United States Dollars.

     "Employee" means each person who is employed by the Company as of the Closing Date, including those persons who are not actively at work as of the Closing Date.

     "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Executive Officer" of a Person means any executive officer of such Person who has been elected or appointed as such by the Board of Directors of such Person. The Executive Officers of Seller are identified on the Disclosure Schedule.

     "Financial Statements" has the meaning set forth in Section 3.5.

     "GAAP" means U.S. generally accepted accounting principles, practices and interpretations applied on a consistent basis.

     "Tobey Shares" means all of the issued and outstanding shares of capital stock of the Company its subsidiaries and affiliates.

     "Indemnification Period" has the meaning set forth in Section 8.1.

     "Indemnitee" means the Person entitled to, or claiming a right to, indemnification under Article VIII.

      "Indemnitor" shall mean a Person obligated to provide indemnification under Article VIII.

     "Intellectual Property" means any Copyrights, Patents, Trademarks, servicemarks, trade names, information, proprietary rights, processes, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

     "Laws" mean all federal, state and local statutes, codes, ordinances, rules, regulations, orders, stipulations and other legal authorities applicable to the Seller.

     "Lien" means, with respect to any property or asset, any security interest, lien, charge, mortgage, deed, assignment, pledge, hypothecation, encumbrance, easement, restriction, judgment, option, right of first offer, right of first refusal or interest of another Person of any kind or nature.

      "Loss" or "Losses" means any and all actual losses, costs, damages, penalties and expenses (including reasonable attorneys' fees and expenses and litigation costs), and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.

     "Material Adverse Effect" means an effect on the operations, results of operations or condition (financial or otherwise) or prospects of the Seller, taken as a whole, which is or would be materially adverse; provided, however, that (i) general economic conditions or developments or general industry conditions or developments in the computer hardware and software systems industry will be disregarded for purposes of determining a Material Adverse Effect and (ii) any change arising from or out of any proposed or adopted legislation, law or other enactment by any Authority will be disregarded for purposes of determining a Material Adverse Effect.

     "Permits" means any approvals, authorizations, consents, licenses, permits or certificates by or of any Authority.

     "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association, Authority or other entity.

     "Public Report" means any and all of the Purchaser's filings with the Securities and Exchange Commission.

     "Purchaser" has the meaning set forth in the Preamble.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Seller" has the meaning set forth in the Preamble.

      "Seller's Knowledge" means the actual knowledge of any Executive Officer of the Seller.

      "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof (a "Taxing Authority"), including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation §1.1502 -6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, and such term shall also include any interest, penalties or additions to tax or additional amount imposed by any Taxing Authority.

      "Tax Proceeding" has the meaning set forth in Section 3.13.

      "Tax Return" means any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local and foreign Tax or the administration of any Law relating to any Tax.

ARTICLE II

PURCHASE AND SALE

       2.1. Purchase and Sale. Subject to the terms and conditions contained in this Agreement, Sellers shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from Sellers, all the Sellers' issued and outstanding shares of capital stock of any form, class or designation of the Company (the "Tobey Shares"), in exchange for: Two Million Dollars ($2,000,000) and Two Hundred Thousand (200,000) newly-issued shares of the Purchaser's restricted common stock, par value $.001 per share (the "Share Consideration")(collectively, the "Purchase Price"). The Purchase Price shall be paid to the Sellers in accordance with their pro rata ownership of the Tobey Shares, under the terms and conditions as set forth herein.

              (a) Issuance of Share Consideration. The Share Consideration shall be issued by the Purchaser to the Sellers on the Closing Date.

              (b) Cash Consideration. Purchaser shall deliver cash to the Sellers in the amount of One Million Dollars ($1,000,000) to be paid in four (4) installments: $300,000 shall be at the Closing; $233,333.33 on November 2, 2004; $233,333.33 on February 2, 2005; and $233,333.34 on May 2, 2005.

              (c) Loan Consideration. On the Final Closing Date Purchaser shall execute a non-negotiable promissory note for the principal sum of One Million Dollars ($1,000,000), with interest at the rate of four percent (4%) per annum, payable to the Sellers over ten (10) years. Such note shall be substantially in the form of Exhibit "A" hereto (the "Note").

      2.2 Death of Seller. Any and all unpaid amounts of Cash Consideration or Loan Consideration due and owing to Howard L. Anderson (the "Unpaid Balance"), shall immediately become payable upon his death provided Mr. Andersen has obtained and maintained a life insurance policy in an amount sufficient to cover the upaid Cash consideration and Loan Consideration (the "Policy") The Proceeds from said policy, shall first be applied to the Unpaid Balance, relating any and all of the purchaser's obligations to pay the Cash Consideration an Note Consideration any remaining balance from the proceeds of the Policy shall be assigned to Mr. Anderson's alternative beneficiary, as set forth in the Policy. The Purchaser shall pay all premiums under the Policy commencing of the Closing Date and continuing until the fifth (5th) anniversary thereof.

      2.3 Employment Agreement. At the Closing, the Company shall execute an employment agreement for the employment of Harold Anderson, as President of the Company for a minimum term of five years with customary compensation, benefits and expense allowances. In the event the Policy is not valid and in effect upon Mr. Anderson's death and there remains an Unpaid balance, the Unpaid Balance shall be paid to Mr. Anderson's estate as set forth herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY AND SELLERS

     The Sellers hereby represent and warrant to Purchaser, as of the date hereof and as of the Closing Date, that, except as set forth in the Disclosure Schedule:

     3.1. Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Washington, duly licensed as a managing general agent and is qualified to do business as a foreign corporation in any jurisdiction where required to be so qualified. The Charter Documents and bylaws of the Company have been delivered to Purchaser as of the date hereof and are effective under applicable Laws and are current, correct and complete.

     3.2 Authorization Each of the Sellers has the requisite power and authority to execute and deliver the Agreement to which it is a party and to perform the transactions performed or to be performed by it. Each Agreement executed and delivered by Sellers has been duly executed and delivered by Sellers and constitutes a valid and binding obligation of the Sellers, enforceable against such the Sellers in accordance with its terms.

     3.3 Consents and Approvals. The execution and delivery by the Sellers of the Agreement to which it is a party, and the performance of the Transaction performed or to be performed by the Sellers, requires the filing, consent and approval for the change of ownership of the Company's managing general agent license, but will otherwise not constitute a Default or cause any payment obligation to arise under (a) any other Law or Court Order to which any shareholder is subject, (b) the Charter Documents or bylaws of the Company or (c) any Contract, Governmental Permit or other document to which the Company is a party or by which the properties or other assets of the Company may be subject.

      3.4 Stock Ownership

             (a) The Sellers are the sole record and beneficial owner of all of the issued and outstanding shares of capital stock of any form, class and designation (and options to purchase capital stock) of the Company. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued common stock or other securities of the Company.

           (b) The Sellers recognize that the Purchaser would have no adequate remedy at law if the Seller has created, issued or otherwise any shares of the capital stock not set forth in Schedule 3.4. Therefore, the Seller hereby agrees and covenants that the existence of any shares not set forth in Schedule 3.4 shall result in the rescission of this Agreement in the Purchaser's sole discretion and cancellation of the Common Stock.

     3.5. Financial Statements. As a condition to consummating the Transaction, the Company shall to conduct a review of its financial statements for the years ending December 31, 2003 and 2002 and an unaudited review of the financial statements for the period ending March 31, 2004 (the "Financial Statements"). The Financial Statements and the notes thereto: (i) shall reasonably approximate the figures reported in the unaudited and unreviewed draft financial statements provided in Schedule 3.5 hereto; (ii) shall be prepared in accordance with generally accepted accounting principles; (iii) present fairly, in all material respects, the financial position, results of operations and changes in financial position of the Company as of such dates and for the period then ended; (iv) are complete, current and in accordance with the books of account and records of the Company; (v) are reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes; and (vi) contain all entries recommended by the Company's independent accountants.

     3.6. Title to Assets and Related Matters The Company has good and marketable title to, valid leasehold interests in or valid licenses to use, all of their Assets, free from any Encumbrances except those specified in Schedule 3.6. The use of the Assets are not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not, to the Seller's Knowledge, encroach on the property or rights of anyone else. Except as set forth on Schedule 3.6, all tangible personal property (other than Inventory) included in the Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects.

     3.7. Real Property Schedule 3.7 describes all real estate used in the operation of the Business as well as any other real estate that is owned, in the possession of or leased by the Company and the improvements (including and other structures) located on such real estate (collectively, the "Real Property"), and lists any lease buildings under which any such Real Property is possessed (the "Real Estate Leases"). Schedule 3.7 also describes any other real estate previously owned, leased, occupied or otherwise operated by the Company and the time periods of any such ownership, lease, occupation or operation. All of the Real Property (a) is usable in the ordinary course of business and (b) to Seller's Knowledge, conforms with any applicable Laws relating to its construction, use and operation and with applicable zoning Laws. The Company or the landlord of any Real Property leased by the Company have obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property.

     3.8. Certain Personal Property. Schedule 3.8 describes all items of tangible personal property that were included in the Balance Sheet at a net book value of at least $10,000. Except as specified in Schedule 3.8, since the Balance Sheet Date, the Company has not acquired any items of tangible personal property that have a carrying value in excess of $10,000. All of such personal property included in Schedule 3.8 is, and any such personal property acquired after the date hereof in accordance with Section 5.1 will be, usable in the ordinary course of business, and all such personal property included in Schedule 3.8 conforms, and all of such personal property acquired after the date hereof will conform, with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Non-Real Estate Leases and certain computer hardware and software owned by the Company's employees or consultants with an aggregate value of less than $5,000, no Person other than the Company owns any vehicles, material equipment or other material tangible assets located on the Real Property that have been used in the Business or that are necessary for the operation of the Business.

     3.9. Non-Real Estate Leases Schedule 3.9 lists all assets and property (other than Real Property) that are possessed by the Company under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $10,000 (each, an "Immaterial Lease"). Schedule 3.9 also lists the leases under which such assets and property listed in Schedule 3.8 are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases."

     3.10. Accounts Receivable All accounts receivable of the Company (a) are valid and genuine, (b) arise out of bona fide sales and deliveries of goods, performance of services or other business transactions, (c) are not subject to valid defenses, set-offs or counterclaims other than normal returns and allowances and (d) were generated only in the ordinary course of business.

     3.11. Inventory and Equipment. All inventory and equipment of the Company reflected on the Balance Sheet, and all inventory and equipment owned by the Company was acquired and has been maintained in accordance with their regular business practices, consists of items of a quality and quantity useable in the ordinary course of their business consistent with past practice, and is valued in conformity with generally accepted accounting principles applied on a consistent basis; except as set forth on Schedule 3.11, no significant amount of such inventory or equipment is obsolete.

     3.12. Liabilities The Company does not have any material Liabilities, other than (a) Liabilities specified in Schedule 3.12, (b) Liabilities specified in the Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material to the Business, or (d) Liabilities under any Contracts that were not required under GAAP to have been specifically disclosed or reserved for on the Balance Sheet.

3.13. Taxes

           (a) The Company has timely filed all Tax Returns required to be filed on or before the Closing Date and all such Tax Returns are true, correct and complete in all respects. The Company has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return, except where the failure to file such return or pay such taxes would not have a Material Adverse Effect. No claim has ever been made by any authority in any jurisdiction where the Company does not file Tax Returns that the Company may be subject to taxation in that jurisdiction.

           (b) There are no unpaid and uncollected payroll taxes as a result of Seller's Business except for those set forth on the Disclosure Schedule.

           (c) The amount of the Company's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Balance Sheet.

           (d) There are no ongoing examinations or claims against the Company for Taxes, and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received. The Company has not waived or extended the statute of limitations with respect to the collection or assessment of any Tax.

           (e) The Company has a taxable year ended on December 31, in each year commencing from the incorporation of the Company. The Company currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past 10 years.

           (f) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

           (g) Copies of (i) any Tax examinations, (ii) extensions of statutory limitations for the collection or assessment of Taxes and (iii) the Tax Returns of the Company and each Subsidiary for the last two fiscal years have been made available to the Purchaser.

           (h) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company relating to or attributable to Taxes, except for liens for Taxes not yet due. To the Seller's Knowledge, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business.

           (i) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. The Company has not filed a consent under Section 341(f) of the Code. The Company is not and has not been a United States real property holding company within the meaning of Section 897(c) during the period specified in Section 897(c)(1)(A)(ii).

           (j) The Company has not been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

     3.14. Subsidiaries Following is a list of the Company's wholly-owned subsidiaries (as defined herein as "Affiliates") of which the Company is the owner of all issued and outstanding shares of capital stock in any form, class and designation:

NONE.

      3.15.  Legal Proceedings and Compliance with Law.

          (a) There is no Litigation that is pending or, to Seller's Knowledge, threatened against the Company. To the Seller's Knowledge, there has been no Default under any Laws applicable to the Company , including Laws relating to pollution or protection of the environment, and the Company have not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the Company.

3.16	Contracts

          (a) Schedule 3.16 lists all Contracts of the following types to which the Company is a party or by which it is bound, except for Minor Contracts:

                                 (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant of the Company or any Affiliate thereof.

                                 (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any real or personal property from or the performance of services by a third party;

                                 (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $5,000 in any individual case;

                                 (iv) Contracts to lease to or to operate for any other party any real or personal property that involve an amount in excess of $5,000 in any individual case;

                                 (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of the Company or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                                 (vi) Any Contracts under which any Encumbrances exist; and

                                 (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

           (b) The Contracts listed in Schedule 3.16 and the Minor Contracts excluded from Schedule 3.16 based on the term or amount thereof are referred to herein as the "Company Contracts." The Company is not in material Default under any Company Contract (including any Real Estate Leases and Non-Real Estate Leases). The Company have not received any communication from, or given any communication to, any other party indicating that the Company, or such other party, as the case may be, is in Default under any Company Contract. To the Knowledge of the Seller, (i) none of the other parties in any such Company Contract is in Default thereunder, and (ii) each such Company Contract is enforceable against any other parties thereto in accordance with terms thereof.

           3.17 Insurance Schedule 3.17 lists all policies or binders of insurance held by or on behalf of the Company , specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. To the Seller's Knowledge, there is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company.

           3.18 Intellectual Property

           (a) Intellectual Property. The Company has good and valid title to and ownership of all Intellectual Property necessary for its Business and operations (as now conducted and as proposed to be conducted). A list of all Intellectual Property owned by the Company is set forth on Schedule 3.18(A). There are no outstanding options, licenses or agreements of any kind to which the Company are a party or by which they are bound relating to any Intellectual Property, whether owned by the Company, , or another person, except as disclosed on Schedule 3.18(A). To the Knowledge of the Sellers, the business of the Company as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right, owned or claimed by another.

           (b) Contracts. Schedule 3.18(B) contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no threatened disputes or disagreements with respect to any such agreement.

           (c) Know-How Necessary for the Business The Intellectual Property included in the Assets constitutes all of the Intellectual Property that is, to the Sellers' Knowledge, necessary for the operation of the Business as it is currently conducted. Except as described on Schedule 3.18(C), the Company are the owner of all right, title and interest in and to each item of Intellectual Property, free and clear of any Encumbrances, and to the Seller's Knowledge have the right to use without payment to a third party all of the Intellectual Property.

          3.19 Employees The Company is not (a) a party to, involved in or, to Sellers' Knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. The Company has not experienced during the last three years any work stoppage. Sellers has delivered to Purchaser a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of the Company. Schedule 3.19 lists the directors and officers of the Company.

          3.20 ERISA

         (a) Schedule 3.20 contains a complete list of all benefit plans sponsored or maintained by the Company or under which the Company are obligated. Seller has delivered to Purchaser (i) accurate and complete copies of all such benefit plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten benefit plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such benefit plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such benefit plans (for which annual reports are required) prepared within the last three years. Each such benefit plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the benefit plan in the Schedule 3.20.

         (b) To the Seller's Knowledge, all such benefit plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such benefit plans have been timely filed or delivered. To the Seller's Knowledge, there have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the benefit plans, that could subject any Seller or the Company to any material penalty or tax imposed under the Code or ERISA.

         (c) Except as is set forth in Schedule 3.20, any such benefit plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company does not have any reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such benefit plan.

          (d) The Company does not sponsor a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multi employer plan (as defined in Section 3(37) of ERISA). The Company does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to such benefit plans.

           3.21 Corporate Records. The minute books of the Company contains complete, correct and current copies of their charter documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders. The stock record books of the Company are complete, correct and current.

           3.22. Absence of Certain Changes Except as contemplated by this Agreement, the Company has conducted the Business in the ordinary course since inception, and there has not been with respect to the business any of the items specified below since the Balance Sheet Date:

             (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

             (b) any distribution or payment declared or made in respect of its common stock by way of dividends, purchase or redemption of shares or otherwise;

             (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement except in the ordinary course of business;

            (d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

            (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held;

            (f) materially decrease its working capital;

            (g) other than in the ordinary course of business, any incurrence of indebtedness for borrowed money or issuance of any debt securities; or

            (h) any payments to any Affiliate of the Company,

             3.23 Customers The Company has used reasonable business efforts to maintain, and currently maintains, good working relationships with all of its customers.

             3.24 Previous Sales; Warranties. The Company has not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, are not material and are consistent with the past practices of the Business.

             3.25 Finder's Fees No Person retained by the Company, or any Seller is or will be entitled to any commission or finder's or similar fee in connection with the Transaction.

             3.26 Accuracy of Information. To the Seller’s Knowledge, no representation or warranty by the Company or any Seller and no information contained therein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

             3.27 Additional Information Schedule 3.27 accurately lists the following:

             (a) the names and addresses of every bank or other financial institution in which the Company maintain an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto; and

              (b) all names under which the Company have conducted the Business or which it has otherwise used at any time during the past five years.

              3.28 Absence of Certain Changes. Except as set forth in the Disclosure Schedule or as contemplated by this Agreement, since the date of the Balance Sheet, the business of the Seller has been conducted in the ordinary course consistent with past practice and there has not been:

              (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

              (b) any change in any method of accounting, method of tax accounting, or accounting practice by the Seller except for any such change required by reason of a concurrent change in GAAP; or
              (c)      (i) any granting by the Seller to any employee of the Seller of any increase in compensation, except for normal increases in the ordinary course of business and consistent with past practice, or

                        (ii) any grant, issuance, acceleration, payment, accrual or agreement to pay or make any agreement for accrual or arrangement for payment of salary or other payments, compensation or benefits pursuant to, or adopt or amend, any new or existing employee benefit plan, agreement or arrangement, except in the ordinary course of business consistent with past practice.
3.29 Guaranties. Seller is not a guarantor of any third party obligation and otherwise is not liable for any liability or obligation (including indebtedness) of any other Person.
3.30 Litigation. Except as set forth in the Disclosure Schedule, there are no legal, administrative, arbitration or other proceedings or claims, actions, disputes or investigations pending or, to Seller’s best knowledge, threatened against Seller, or affecting the Assets, and Seller knows of no basis for any such action, proceeding, claim or investigation. Neither the Company nor any of the Assets is subject to any judgment, order or decree entered in any law suit or legal, administrative, or other proceeding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

              Purchaser represents and warrants, as of the date hereof and as of the Closing Date, to the Seller that:

              4.1 Due Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with a class of securities registered under the Securities Act and traded on the NASDAQ Over the Counter Bulletin Board (Symbol: CSRV), with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated, except where the failure to have such power and authority would not have a material adverse effect on the Purchaser. The incorporation documents, by-laws, minutes and resolutions of the Purchaser made available for review to the Seller are true and current copies thereof.

4.2 Due Authorization.

          (a) Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement have been duly and validly approved by the board of directors of Purchaser and no other corporate actions or proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby.

          (b) Purchaser has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser, upon execution and delivery by Purchaser, will constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

          4.3 Consents and Approvals. Except for the consent of Laurus Master Fund, Ltd., neither the execution and delivery by Purchaser of the Agreement, nor the performance of the Transaction, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which Purchaser is subject, (b) the Charter Documents or bylaws of Purchaser or (c) any Contract, Governmental Permit or other document to which Purchaser is a party or by which the properties or other assets of Purchaser may be subject.

          4.4 Broker. No person retained by the Purchaser is or will be entitled to any commission or finder's or similar fee in connection with the Transaction. Neither the Seller nor any Affiliate of the Seller has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser in connection with any of the transactions contemplated by this Agreement or the Consulting Agreement.

           4.5 Capitalization; Ownership of Shares. The authorized capital stock of Purchaser consists of 100,000,000 authorized shares of common stock, $.001 par value and 5,000,000 shares of preferred stock, $.001 par value. As of March 31, 2004: (a) 9,547,811 shares of Purchaser's common stock are issued and outstanding; (b) 80 shares of Purchaser's Series A preferred stock are issued and outstanding, 1,450 shares of Purchaser's Series B preferred stock are issued and outstanding, 463 shares of Purchaser's Series C preferred stock are issued and outstanding; (c) no options to acquire any Purchaser Shares are outstanding and 100 shares of Purchaser's Series E preferred stock are issued and outstanding; (d) 5,000,000 shares of Purchaser Shares are reserved for issuance in connection with Purchaser's employee stock option plan; and (e) 1,800,000 shares reserved for issuance pursuant to a warrant to purchase the Purchaser's common stock The Share Consideration issued to the Sellers pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid, and nonassessable. None of such shares of Purchaser Shares will be issued to the Sellers in violation of any preemptive or preferential rights of any Person. noted therein.

           4.6 No Liens on Shares of Purchaser Shares. The Purchaser Shares to be issued to the Sellers pursuant to the terms of this Agreement (a) will be free and clear of any liens, restrictions, security interests, claims, rights of another, or Encumbrances of any kind whatsoever; (b) will not be subject to any outstanding options, warrants, calls, or similar rights of any other person to acquire the same; and (c) will not be subject to any restrictions on transfer thereof. Purchaser has the full power and authority to convey, and will convey to the Sellers, good and marketable title to such shares of Purchaser Shares, free and clear of all such liens, restrictions, security interests, claims, rights of another or Encumbrances of any kind whatsoever.

           4.7 SEC Reports and Financial Statements. Purchaser has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since September 13, 2000 (collectively, the "Purchaser SEC Reports"). As of their respective dates, the Purchaser SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Reports. None of such Purchaser SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited balance sheets of Purchaser and the related audited statements of operations, stockholders equity and cash flows and unaudited interim financial statements included in the Purchaser SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented the consolidated financial position and the results of operations and the changes in financial position of Purchaser and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise

          4.8 Accuracy of Information. To Purchaser's Knowledge, no representation or warranty by Purchaser in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of Purchaser to any other party in connection with the Transactions contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

4.9 Restricted Shares.

          (a) The Share Consideration when issued to the Seller will be duly, authorized, validly issued, fully paid and non-assessable and free and clear of any and all liens and encumbrances.

          (b) Exemption from Registration; Legend. The Share Consideration will be issued under an exemption or exemptions from registration under the Act, and are also subject to certain rights and obligations set forth herein. Accordingly, the certificates evidencing the Share Consideration shall, upon issuance, contain a legend, substantially in the form as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST HEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) THE ISSUER OF THESE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE ISSUER THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER.

          4.10 Litigation. Except as set forth in the Purchaser's Public Reports, there is no investigation, inquiry or review by any governmental entity or authority with respect to Purchaser, whether pending or, to Purchaser's knowledge, threatened, nor has any governmental entity indicated to Purchaser an intention to conduct the same. There is no action of any kind, pending or, to Purchaser's knowledge, threatened, at law or in equity, before any court, arbitrator, governmental entity or authority, that involves, affects or relates to Purchaser or any of its properties or assets that either singly or in the aggregate may have any material adverse effect on the operations, financial condition or results of operations of Purchaser and its subsidiaries considered as a whole.

ARTICLE V

COVENANTS

       5.1 Continuity of Business. The Seller's will assist the Purchaser in obtaining: the renewal of the Company's carrier appointments, negotiating, at the Purchaser's discretion, employment contracts with the Company's key employees; the transfer of all property and equipment leases; and the cancellation and replacement of the Company's employees benefits programs.

       5.2 Efforts; Notices and Consents. Each of the Seller and Purchaser will, as promptly as practicable following the date hereof (i) make the required filings with, and use its best efforts to obtain the required authorizations, approvals, consents and other actions of, Authorities and (ii) use its best efforts to obtain the required consents of other Persons with respect to the transactions contemplated hereby.

       5.3 Post-Closing Access and Cooperation. The Purchaser and the Sellers will, after the Closing Date, afford promptly to each other and their respective representatives reasonable access during normal business hours to the offices, facilities, books, records, officers and employees of each other to the extent and for a purpose reasonably requested by the other. Without limiting the generality of the foregoing, the Purchaser and the Seller will cooperate with each other in the defense of any litigation, including, but not limited to, making employees available for purposes of trial preparation and testimony but only to the extent it would not materially interfere with the duties of such employees.

5.4 Non-Solicitation Agreement.

     (a) In consideration of this Agreement and the consideration the Seller is receiving hereunder, the Seller covenants and agrees that from the Closing Date through the fourth anniversary of the Closing Date (the "Restricted Period"), it will not, and will not cause any other Person to, and will not permit any of its Affiliates, subsidiaries or employees to, without the prior express written approval of the Purchaser, anywhere in the states included in the Customer Base, directly or indirectly, in one or a series of transactions, solicit customers of Purchaser who are such immediately after the Closing.

     (b) During the Restricted Period, the Company will not cause any other Person to, without the express prior written approval of the Purchaser in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, customer, agent, representative or any other person which has a business relationship with the Company, to discontinue such person or entity's employment, agency or business relationship with the Purchaser in respect of the businesses conducted by the Purchaser immediately subsequent to the Closing.

     5.5 Standstill Agreement. From the execution of this Agreement the Company will not: (i) make or encourage any offer or enter into any understanding or agreement for the purchase, merger or other acquisition of any capital stock of Company; (ii) entertain or pursue any unsolicited offer for any such transaction; (iii) furnish to any person or entity any nonpublic information concerning Company or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a business combination transaction;

      (iv)  cause the original issue of any shares of common stock; or (v) declare or pay any dividends. 5.6 Transfer Taxes . All transfer, documentary, sales, use, stamp and other similar Taxes (including but not limited to any penalties and interest) incurred in connection with this Agreement or the transfer of Assets to Purchaser shall be the sole responsibility of the Seller and remitted by the Seller to the appropriate Authorities when due.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS
OF PURCHASER

        The obligations of the Purchaser at Closing under Article II of this Agreement are subject to the satisfaction or waiver by the Purchaser of the following conditions precedent on or before the Closing Date:

        6.1 Representations and Warranties True as of Closing Date. The representations and warranties of the Seller contained in Article III shall be true in all material respects as of the Closing Date (except for those representations and warranties that are qualified by materiality, which representations shall be true and correct as of the Closing Date) as if made at and as of such time (except for any representation or warranty that is as of a specific date, which representation or warranty shall be true and correct in all material respects as of such specified date).

        6.2 Consents. (a) The Purchaser shall have received written approval from the State of Washington Department of Insurance for the change of control of the Company’s managing general agent license.

        (b) The Purchaser shall have received the written consent of Laurus Mater Fund, Ltd.

        6.3 Financial Statements. The Company shall have delivered the financial statements set forth in Section 3.5 to the Purchaser on or before June 30, 2004.

        6.4 Compliance with Agreements and Covenants. The Seller shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

        6.5 Officer's Certificate. Purchaser shall have received a certificate dated the Closing Date and executed on behalf of the Seller by an Executive Officer of Seller to the effect that the conditions of Sections 6.1 and 6.2 have been satisfied and containing a copy of the resolutions of the Board of Directors of Seller approving this Agreement and the transactions contemplated hereby.

        6.6 Laws. No Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which prohibits consummation of the transactions contemplated by this Agreement or that is individually or in the aggregate with all other such Laws reasonably likely to have a Material Adverse Effect and no Authority shall have instituted any proceeding or threatened in writing to institute any proceeding seeking any such Law.

        6.7 No Material Adverse Effect. There shall not have occurred any developments, circumstances or other events that would reasonably be expected to have a Material Adverse Effect since the date hereof.

        6.8 Due Diligence. Purchaser and its counsel shall have received, reviewed and approved a written report of a search showing that the Assets are free and clear of all Liens of any kind or nature whatsoever and shall have a due diligence investigation of the Seller and the Shares to its satisfaction.

        6.9 Authority Approvals. All filings with, and approvals by, any federal, state or local Authorities required to be made or received prior to the consummation of the transactions contemplated by this Agreement shall have been made or received.

        6.10 Books and Records. The Purchaser shall have received from the Seller at the Closing, all of the books and records related to the Assets and identified on the Disclosure Schedule.

        6.11 Opinion of Seller’s Counsel. The Purchaser shall have received an opinion of counsel to the Seller, dated the Closing Date, in form satisfactory to Purchaser’s counsel.

ARTICLE VII

CONDITIONS PRECEDENT TO
OBLIGATIONS OF SELLER AND THE COMPANY

     The obligations of the Seller and the Company at Closing under Article II of this Agreement are subject to the satisfaction or waiver by the Seller of the following conditions precedent on or before the Closing Date:

     7.1 On the Closing Date, the Sellers shall execute an Asset Divestiture Agreement whereby the Company shall transfer the assets set forth in Schedule 7.1 hereto (the "Excluded Assets") in exchange for the assumption by the Sellers of any and all liabilities of the Excluded Assets.

     7.2 Representations and Warranties True as of Closing Date. The representations and warranties of the Purchaser contained in Article IV shall be true in all material respects as of the Closing Date (except for those representations and warranties that are qualified by materiality, which representations shall be true and correct as of the Closing Date) as if made at and as of such time (except for any representation or warranty that is as of a specific date, which representation or warranty shall be true and correct in all material respects as of such specified date).

     7.3 Compliance with Agreements and Covenants. The Purchaser shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date, except as otherwise permitted or contemplated by this Agreement.

     7.4 Officer's Certificate. Seller shall have received a certificate dated the Closing Date and executed on behalf of Purchaser by an Executive Officer of Purchaser to the effect that the conditions of Sections 7.1 and 7.2 have been satisfied and containing a copy of the resolutions of the Boards of Directors of Purchaser approving this Agreement and the transactions contemplated hereby.

     7.5 Laws. No Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which prohibits consummation of the transactions contemplated by this Agreement and no Authority shall have instituted any proceeding or threatened in writing to institute any proceeding seeking any such Law.

     7.6 Authority Approvals. All filings with, and approvals by, any federal, state or local Authorities required to be made or received prior to the consummation of the transactions contemplated by this Agreement shall have been made or received.

     7.7 Opinion of Counsel to Purchaser. The Sellers shall have received an opinion of counsel to the Purchaser, dated the Closing Date, substantially in form satisfactory to the Company's counsel.

ARTICLE VIII

SURVIVAL AND REMEDY; INDEMNIFICATION

     8.1 Survival. All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this Article VIII, which will survive as provided below) set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied and the applicable statute of limitations for breaches or defaults of such agreements and covenants has expired and (b) all representations and warranties, and the related agreements of the Sellers, Purchaser to indemnify each other set forth in this Article VIII, shall survive and continue for, and all indemnification claims with respect thereto shall be made prior to, the third anniversary of the Closing Date, except for representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof (the "Indemnification Period"). Thereafter, no party shall be under any obligation or liability whatsoever with respect to any such representation, warranty, covenant or agreement or any certificate in respect thereto.

     8.2 Indemnification by the Sellers. The Sellers agree to indemnify Purchaser and its officers, directors, employees, shareholders, representatives and agents, against, and agrees to hold it and them harmless from, any and all Losses incurred or suffered by Purchaser or any of the foregoing persons (or any combination thereof) arising out of any of the following: (a) any breach of or any inaccuracy in any representation or warranty made by the Sellers in Article III of this Agreement; (b) any breach of or failure by Sellers to perform any agreement, covenant or obligation of Sellers set out in this Agreement or any Related Agreement; (c) any liabilities of Sellers, including, without limitation, any pre-closing liabilities related to the Assets that are not specifically assumed by Purchaser pursuant to this Agreement and (d) all demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing.

     8.3 Indemnification by Purchaser. Purchaser agrees to indemnify the Sellers against, and agrees to hold them harmless from, any and all Losses incurred or suffered by the Seller or any of the foregoing persons (or any combination thereof) arising out of (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser pursuant to Article IV of this Agreement; (b) any breach of or failure by Purchaser to perform any agreement, covenant or obligation of Purchaser set out in this Agreement; and (c) all demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing.

     8.4 Right of Offset. In addition to all rights and remedies of Purchaser, Purchaser shall have the right to offset against any and all monies due to Sellers hereunder, for all monetary claims Purchaser may have against the Sellers under this Agreement.

ARTICLE IX
MISCELLANEOUS

     9.1 Expenses. Except as expressly provided in this Agreement, each party hereto shall bear its own expenses (including legal fees and expenses) with respect to this Agreement.

     9.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by the Purchaser and the Sellers.

     9.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile (with confirmation of receipt) or (c) five Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

(a) If to the Purchaser addressed as follows:

Certified Services, Inc.
5101 NW 21st Avenue
Fort Lauderdale, Florida 33309
Attention: Danny L. Pixler
Facsimile No.: (954) 315-2635

with a copy to:

Levy & Boonshoft, P.C.
477 Madison Avenue
New York, New York 10022
Attention: Peter Campitiello
Facsimile No.: (212) 751-6943

(b) If to the Company, addressed to it as follows:

Kenneth I. Tobey, Inc.
11100 NE 8th Street
Suite 420
Bellevue, Washington 98004

(c) If to the Sellers, addressed to it then as follows:

Harold L. Anderson.
Ann M. Anderson
11100 NE 8th Street
Suite 420
Bellevue, Washington 98004

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     9.4 Binding; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

     9.5 Severability; Suspension Provisions. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

9.6 Governing Law; Arbitration.

     (a) This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof or the actual domiciles of the parties. Any arbitration or mediation initiated by the parties as provided herein shall be filed and maintained exclusively with the AAA's offices located in the State of New York and the parties further agree that the provisions of this section may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

     (b) Purchaser and Seller hereby consent to the jurisdiction of the AAA and the courts of the State of New York, County of New York, and the United States District Courts, located therein, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any arbitration, suit, action or other proceeding arising out of any of their obligations arising hereunder or with respect to the transactions contemplated hereby and expressly waive any and all objections they may have as to venue in any of such courts.

     (c) Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party and its counsel at their respective addresses specified in Section 9.3.

     9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8 Headings. The title of this Agreement and the headings of the Sections and Articles of and the Schedules to this Agreement are for reference purposes only and shall not be used in construing or interpreting this Agreement.

     9.9 Entire Agreement; Amendment; Waiver. This Agreement, including any exhibits and schedules hereto and other documents, instruments and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged therewith. The waiver of breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition.

     9.10 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

     9.11 Publicity. From the date hereof through the Closing Date, except as required by law, neither Purchaser nor Seller shall make any announcement of the transactions contemplated hereby without the prior written consent of the other parties. From and after the Closing Date, except as otherwise required by law, neither Purchaser nor Seller shall make any announcement, issue any press release or disseminate information to the press or any third party regarding this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other parties. The parties will cooperate with each other for an internal announcement designed to provide information to Employees of Seller as to transition issues and to promote a smooth transition for the Transferred Employees.

     9.12 Reference to Days. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

     9.13 Specific Performance. Each of the parties hereto acknowledges and agrees that the Purchaser on the one hand, and the Seller on the other, would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that notwithstanding the provisions of Section 9.6 of this Agreement, they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions and/or the remedy of specific performance hereof in any action instituted in any state or federal court located in the States of New York, Florida or Kentucky in addition to any other remedy to which such party may be entitled, at law or in equity. In connection therewith, each party hereto hereby (i) consents to the jurisdiction of such courts, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, (ii) expressly waives any and all objections such party may have as to venue in any of such courts, and (iii) irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party and its counsel at their respective addresses specified in Section 9.3.

(The rest of the page intentionally left blank.)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

CERTIFIED SERVICES, INC.
By: /s/ Danny L. Pixler .
Danny L. Pixler, President
KENNETH I. TOBEY, INC.
By: _/s/ Harold L. Anderson

Harold L. Anderson, President
/s/ Harold L. Anderson	.
HAROLD L. ANDERSON
/s/ Ann N. Anderson	.
ANN N. ANDERSON

EXHIBIT 7.1

EXCLUDED ASSETS

1. The premises located in Deschutes County Oregon described as Lot 20 Block 31 Mountain Village East #IV and listed on the Kenneth I. Tobey balance sheet as investment property is an excluded item from the purchase and will be transferred by warranty deed to Harold and Ann Anderson upon closing.

2. The share of capital stock and the promissory note in the principle amount of $189,389.32 as of June 1, 2003, is listed on Kenneth I. Tobey's books as a note receivable and represents the proceeds from the sale of the Anchorage Branch by Harold and Ann Anderson to Lisa Wallis. This is an excluded asset and that note receivable will be transferred to Harold and Ann Anderson as of the date of the closing.

3. The promissory note in the aggregate principle amount of $699,230.66 which represents a note payable from Harold and Ann Anderson to Kenneth I. Tobey, Inc. is forgiven and is an excluded asset from the purchase price of Kenneth I. Tobey, Inc. as of the date of closing.

4. The excluded asset in the amount of $165,000 which was a receivable from The Leavitt Group to Harold and Ann Anderson has been waived as that money has been received and has been contributed to Kenneth I. Tobey, Inc. as of June 1, 2004 and is listed as contribution to capital from owner.

5. The excluded asset represented as a 2002 Lexus is the subject of a loan payable to Columbia State Bank with a current balance of $30,763.89. The payments are $564.23 per month. While the asset is excluded, it is understood that the Purchaser will continue to make the payments until the lease has been satisfied and then the vehicle will become the property of Harold L. and Ann Anderson at that time.

6. Several of the contracts in force with Kenneth I. Tobey, Inc. as of the time of closing which provide for the payment of profit sharing or contingent commission sometime in the future dependent upon production goals and favor loss ratios.

$200,000 worth of those potential contingent commissions have already been booked as contingent income on the Kenneth I. Tobey balance sheet. That will remain. However, any contingent commission received on business written up to and including June 30, 2004 that is payable in the future with the sum total in excess of $200,000 in the aggregate, will be paid to Harold L. and Ann Anderson rather than Kenneth I. Tobey, Inc. Some of these contingency commissions have three or four year payouts so this will be an ongoing situation based upon the date the contingent commission was actually earned, prior to June 30, 2004.
_________________

KENNETH I. TOBEY, INC.

By:/s/ Harold L. Anderson
Harold L. Anderson

Witness:
/s/

CERTIFIED SERVICES, INC.
By: /s/ Danny L. Pixler Danny L. Pixler

Witness:
/s/

Addendum 7.1.A Excluded Assets

This document is in further clarification of Exhibit 7.1 Excluded Assets.

1. The promissory note described in item 3 of Exhibit 7.1 is in reality $549,230.66, revised downward from the stated $699,230.66.

2. There is a note receivable from the Leavitt Group in the amount of approximately $250,000. We have left that as a receivable to Kenneth I. Tobey, Inc. and in return, have eliminated the $200,000 provision on contingent commissions that was to have been subtracted from any contingency commission payable under this agreement after the date of purchase. The net to the buyer is a positive $50,000.

KENNETH I. TOBEY, INC.		CERTIFIED SERVICES, INC.
By:	/s/ Harold L. Anderson	By:	/s/ Danny L. Pixler

	Harold L. Anderson		Danny L. Pixler
	Witness: /s/		Witness: /s/

Addendum 7.2

Robert Hope while strictly compensated by a commission based upon net retained commission, nevertheless is a 25% owner of his book of business generated by the Bainbridge Island Office.

It is understood that at the time of closing, this amount would be paid to Mr. Hope in the same number of installments as the downpayment payable to the seller with the total of that amount deducted from the sale proceeds payable by the buyer to the seller over the same number of payments.

It has also been disclosed that Melissa McFarlane, a new employee of the company as of June 9th, will be compensated strictly on commission in the amount of 25% of the net retained commission produced by she and she alone as a part of a property and casualty brokerage operation located in Bellevue, Washington. Additionally, she will also own 25% of the net revenue on business produced by she alone in the event the company is sold or she desires to leave the company's employ. No interim payments are to be made.

William Druebert was employed on June 15th as Manager of the Beaverton, Oregon office. His compensation is a salary of $65,000 per year plus 10% of the net profit of the overall Beaverton office payable quarterly.

Currently, Beaverton is running a severe deficit so this is motivation for him to improve that situation.

KENNETH I. TOBEY, INC.		CERTIFIED SERVICES, INC.
By:	/s/ Harold L. Anderson	By:	/s/ Danny L. Pixler

	Harold L. Anderson		Danny L. Pixler
	Witness: /s/		Witness: /s/

Addendum 7.3

It has been disclosed between the parties that there is potential litigation involving Kenneth I. Tobey, Inc. with regard to the Berry log truck accident in 1997 and its ongoing legal relationship with Clarendon National Insurance Company and others. This disclosure was made June 9th, 2004 in great detail and is a part of the disclosure agreement provided purchasers involving the sale of Cascade National Insurance Company.

KENNETH I. TOBEY, INC.		CERTIFIED SERVICES, INC.
By:	/s/ Harold L. Anderson	By:	/s/ Danny L. Pixler

	Harold L. Anderson		Danny L. Pixler
	Witness: /s/		Witness: /s/

Addendum 7.4

Kenneth I. Tobey, Inc. and Cascade National Insurance Company have entered into two lease agreements wherein the Bellevue Commercial Automobile Unit is leased to Cascade National Insurance Company, allowing the writing of Cascade Commercial Automobile coverage direct to retail producers, thus circumventing any commission payable to Kenneth I. Tobey, in return for a payment to Kenneth I. Tobey, to be reviewed quarterly, in the amount of $35,000. This is for the rental of the total back room operations.

A separate agreement also made between Kenneth I. Tobey, Inc. and Cascade National Insurance Company allows for the complete Private Passenger Automobile Unit to be leased to Cascade National Insurance Company for a monthly payment of $55,000.

This allows Cascade National Insurance Company to write direct to the retail producer, circumventing Kenneth I. Tobey, Inc. and the commission that would ordinarily be payable to them. This constitutes a rental of the entire back room operation of the Private Passenger Auto area. This agreement is also subject to quarterly review.

KENNETH I. TOBEY, INC.		CERTIFIED SERVICES, INC.
By:	/s/ Harold L. Anderson	By:	/s/ Danny L. Pixler

	Harold L. Anderson		Danny L. Pixler
	Witness: /s/		Witness: /s/

EMPLOYMENT CONTRACT

This EMPLOYMENT CONTRACT (this "Contract") is entered into effective the date set forth on the signature page below (the "Commencement Date"), by and between:

•      CERTIFIED SERVICES, INC., a Nevada corporation (the "Buyer"); and

•      HAROLD L. ANDERSON ("Harold")

RECITALS

This Contract is entered into with respect to the following facts:

A. Stock Purchase Agreement. The Buyer and Harold are parties to a certain STOCK PURCHASE AGREEMENT dated effective August 2, 2004 (the "Stock Purchase Agreement"), pursuant to the terms of which Buyer purchased all of the stock and assumed the corresponding operating liabilities of KENNETH L. TOBEY, INC. (the "Seller");

B. Employment. As set forth in the Stock Purchase Agreement, Buyer desires to employ Harold on the terms and subject to the conditions set forth herein, and Harold desires to accept such employment on such terms and conditions;

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

DEFINITIONS

The following terms, as used in a capitalized fashion herein, have the following meanings:

  "Closing" means as defined in the Stock Purchase Agreement.
  "Closing Date" means as defined in the Stock Purchase Agreement.
  "Term" means the period of Harold's employment with Buyer as further set forth below.

This is not an exhaustive list, and other defined terms herein shall have the meanings ascribed to them below or as defined in the Stock Purchase Agreement.

1. POSITION AND RESPONSIBILITIES

On the terms and subject to the conditions set forth in this Contract, Buyer shall employ Harold to serve as President of Buyer's insurance agency division acquired in accordance with the Stock Purchase Agreement. Harold shall perform all duties customarily attendant to such position, and shall perform such other services and duties commensurate with his position as may from time to time be reasonably prescribed by the Board. Harold shall perform such services primarily at Buyer's offices in Bellevue, Washington, but shall do such traveling as may be reasonably required of him in the performance of his duties.

2. ACCEPTANCE

Harold hereby accepts such employment and agrees that throughout the period of his employment hereunder he shall devote sufficient time, attention, knowledge and skills faithfully, diligently and to the best of his ability in the furtherance of the business of Buyer.

3. TERMS

Harold shall be and remain an employee "as will" at long as he remains an employee of Buyer hereunder, the duration of his employment may be referred to elsewhere herein as the "Term" of his employment.

4. COMPENSATION

4.1 Salary. Harold's "Salary" during the Term of his employment shall be an annualized rate of fifty thousand dollars ($50,000.00), payable in equal installments no less frequently than semi-monthly, plus a distribution of $1,000 per month payable to Harold's college fund for his grandchildren.

4.2 Vacation. Harold shall be entitled to holidays as are provided in general to executive employees of Buyer but shall also be entitled to no less than six (6) weeks of paid vacation per year.

4.3 Withholding. Each payment to Harold under this Contract shall be reduced by any amounts required to be withheld by Buyer from time to time under applicable governmental laws and regulations then in effect.

4.4 Life Insurance. As part of the consideration for the sale described in the Stock Purchase Agreement:

4.4.1 All remaining amounts owed to Harold and Seller under this Contract and the StockPurchase Agreement shall be accelerated and become due and payable in full in the event of his death. Therefore, Buyer shall pay to maintain Seller's existing life insurance policies on Harold in force in an amount sufficient to cover all remaining obligations owed to Harold and Seller, by reimbursing Harold for the premiums on those policies, which obligation shall continue even in the event Harold is no longer employed by Buyer for any reason; and

4.4.2 A separate contractual trust assignment of the death benefit of those policies shall be made to Buyer equal to the remainder of the amounts owed to Harold and Seller under the various terms of this Contract and the Stock Purchase Agreement. This will insure the sale against the death of Harold, with the remainder of the policy death benefits going to Harold's estate.

4.4.3 The policy will be the subject of a trust established for the disbursement of funds. If the Purchaser can purchase a policy for less, they have that option.

4.5 Health Insurance. As additional consideration to Harold and for the sale transaction set forth in the Stock Purchase Agreement, Buyer shall cover the expense of Harold’s health insurance for a period of five (5) years henceforth, regardless of whether Harold remains employed by Buyer. Buyer may at its election do so either by covering Harold on its group health insurance plan, or in the event that for any reason not sustainable for any reason Buyer shall instead reimburse Harold monthly for the same amount of premium that would have been paid to keep him on Buyer’s plan, and Harold can seek coverage elsewhere.

5. EXPENSES

The Buyer shall reimburse Harold, in accordance with Buyer policy, for all expenses reasonably and properly incurred by him in connection with the performance of his duties hereunder and the conduct of the business of Buyer, upon the submission of appropriate vouchers therefore.

6. CONFIDENTIAL INFORMATION

Harold acknowledges and agrees that all insurance agency, brokerage and related services and all such business purchased by Buyer from Seller under the Stock Purchase Agreement and/or which Harold generates because of, or during his employment with Buyer, and all premiums, commissions, fees and other compensation generated in connection therewith, as well as all other Confidential Information (as defined in the Stock Purchase Agreement), are and shall remain the sole and exclusive property of Buyer, with the exception of contingent commissions as defined in the excluded asset Exhibit 7.1.

7. NON-COMPETE

Harold shall execute and become bound concurrently herewith by a NON-COMPETE attached as an Exhibit to the Stock Purchase Agreement (his "Non-Compete"). Notwithstanding anything to the contrary herein, however, in the event of Buyer's termination of Harold's employment hereunder in any manner other than those expressly permitted under Section 8 below, then at the sole option of Harold the restrictive provisions of that Non-Compete shall cease to be of any further force or effect. Notwithstanding any such release, however, Buyer would nevertheless remain obligated to Harold for all compensation in the manner set forth herein.

8. TERMINATION

8.1 Termination by Buyer. Buyer shall have the right to terminate Harold's employment hereunder at any time for any reason or for no reason at all, subject to Buyer's other obligations to Harold as set forth herein.

8.2 Termination by Harold. However, in light of Buyer's desire to have Harold's assistance in transition, Harold shall not have the right to terminate his employment hereunder within the first six (6) months hereafter except on account of death or disability. However, Harold shall be free to do so following that initial 6-month period for any reason or for no reason at all by giving at least 30 days notice to Buyer of such intent.

9. REMEDIES/DISPUTE RESOLUTION

9.1 Entire Contract/No Amendment. No Contracts or representations, oral or otherwise, express or implied, have been made by either party with respect to Harold's employment that are not set forth expressly in this Contract. This Contract supersedes and cancels any prior oral or written contract of any kind entered into between Harold and Buyer or its predecessors (including any transfer of all of its stock to Buyer) relating to Harold's employment. No amendment or modification of this Contract shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

9.2 Conflicts. In the event of conflict between this Contract and the Stock Purchase Agreement, the Stock Purchase Agreement shall control.

9.3 Notices. All notices, requests, demands, and other communications with respect hereto shall be writing sent either by national overnight courier or by certified mail, return receipt requested, to the party's address set forth on the signature page below. Any party may change its address for purposes of this Section by giving the other parties notice thereof in that same manner. Notice shall be deemed effective the date of delivery to the recipient if by courier, or three (3) days following mailing in the prescribed manner.

9.4 Waivers. No waiver of any default or breach of this Contract shall be deemed a continuing waiver or a waiver of any other breach of default.

9.5 Successors and Assigns. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party herein shall have received a counterpart hereof signed by the other parties.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Contract. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Contract is intended to confer upon anyone other than the parties hereto any rights or remedies hereunder.

9.9 Buyer's Rights of Offset. Buyer, at its option, shall have the right to offset against the payments required to be made hereunder to any Shareholder(s) in the case of violation of this Contract by Shareholder resulting in loss or damages to Buyer, provided, however, that Buyer would be required to continue paying such amounts into a trust account approved by the arbitrator until the arbitrator determines who is entitled to such funds and any interest thereon.

9.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

9.11. Severability. It is intended that each provision hereof be viewed as separate and visible, and if any provision is held to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect and the parties agree that they shall require the unenforceable provision(s) to effect the original intent hereof.

9.12 No Presumption. Should any provision hereof require judicial interpretation, the arbitrator or court interpreting or construing same shall not apply a presumption that the terms hereof shall be more strictly construed against one party, by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared same, it being acknowledged that all parties hereto have participated in the preparation hereof.

9.13 Applicable Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to principles of conflict of laws. Each of the parties consents to venue irrevocably and exclusively in King County, Washington, for any arbitration and/or permitted legal action with respect hereto.

9.14 Specific Enforcement. The parties expressly agree that they will be irreparably damaged if this Contract is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Contract by any party, the other parties shall in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for performance, in accordance with the provisions of this Contract, pending a final resolution of the matter by the arbitrator in accordance with the DISPUTE RESOLUTION Section above.

9.15 Consequential Damages. No party shall be liable to the other parties for any special, indirect, incidental or consequential damages resulting from any breach of this Contract.

9.16. Assignment. Neither party may assign (whether by operation of law or otherwise) any rights (other than the right to receive income hereunder) under this Contract without the prior written consent of the other.

9.17. Definitions. Capitalized terms used herein without definition shall have the same definition as defined in the Stock Purchase Agreement.

9.18 Attorneys Fees/Costs. In the event it is necessary for any party hereto or their authorized representative, successor or assigns to institute legal action in connection with this Agreement or the breach thereof, the substantially prevailing party therein shall be entitled to reimbursement from the other for its reasonable costs, expenses and attorneys and expert witness fees incurred, including those incurred on appeal therefrom or in enforcing any award of judgment.

9.19. Conflicts. In the event of Conflict between this Contract and the Stock Purchase Agreement, the Stock Purchase Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Contract effective the 2nd day of August, 2004.

CERTIFIED SERVICES INC.	HAROLD L. ANDERSON:
By: /s/ Danny L. Pixler	/s/ Harold L. Anderson
Danny L. Pixler President and CEO	HAROLD ANDERSON